UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

TO

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2005

SERVICES ACQUISITION CORP. INTERNATIONAL

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard, Suite 1140

Fort Lauderdale, Florida 33301

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 713-1165

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Services Acquisition Corp. International is filing this Amendment No. 1 to its Current Report on Form 8-K, as filed with the Securities and Exchange Commission on July 6, 2005 (the “Form 8-K”), for the purpose of reporting the exercise by the underwriters of the over-allotment option relating to the previously announced initial public offering and filing an updated audited balance sheet.

ITEM 8.01  OTHER EVENTS.

On July 7, 2005, the underwriters of Services Acquisition Corp International’s recent initial public offering acquired an additional 2,250,000 Units (“Units”) pursuant to the over-allotment option granted to the underwriters.  Each Unit consists of one share of Common Stock, $.001 par value per share (“Common Stock”), and one warrant (“Warrant”) to purchase one share of Common Stock. The Units were sold at an offering price of $8.00 per Unit. All of the net proceeds from the over-allotment option have been deposited into the trust account established in connection with the public offering.  An audited balance sheet of the Company as of July 7, 2005 reflecting exercise of the over-allotment option is included as Exhibit 99.1 to this Amendment No. 1 to the Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibit.

99.1         Audited Balance Sheet.

99.2         Press Release dated July7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICES ACQUISITION CORP.
INTERNATIONAL

Dated: July 7, 2005

/s/ Steven R. Berrard
Steven R. Berrard
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Audited Balance Sheet.

99.2	Press Release dated July 7, 2005.